UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 10/A

(Amendment No. 2)

GENERAL FORM FOR REGISTRATION OF SECURITIES
Pursuant to Section 12(b) or 12(g) of
the Securities Exchange Act of 1934

iBioPharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	26-2797813 (IRS Employer Identification No.)

9 Innovation Way, Suite 100 Newark, Delaware 19711 (Address of Principal Executive Offices)	19711 (Zip Code)

Registrant’s telephone number, including area code: (201) 269-3400

Copies to:

Andrew H. Abramowitz, Esq.
Greenberg Traurig, LLP
200 Park Avenue
New York, New York 10166
212-801-9200 (telephone)
212-801-6400 (facsimile)

Securities to be registered pursuant to Section 12(b) of the Act:

  None

Securities to be registered pursuant to Section 12(g) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock, par value $0.001 per share	OTC.BB

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

     Large accelerated filer [ ]                    Accelerated filer [ ]

Non-accelerated filer [ ]                      Smaller reporting company [X]

iBioPharma, Inc.

Cross-Reference Sheet Between the Information Statement and Items of Form 10

Information Included in the Information Statement and Incorporated by Reference
into
the Registration Statement on Form 10

Item No.	Caption	Location in Information Statement
1.	Business	“Summary”; “Description of Our Business”; “Risks Related to Our Business,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”

1A.	Risk Factors	“Risk Factors”

2.	Financial Information	“Summary Financial Information”; “Unaudited Pro Forma Financial Statements”; and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”

3.	Properties	“Description of Our Business – Facilities”

4.	Security Ownership of Certain Beneficial Owners and Management	“Security Ownership of Management”

5.	Directors and Officers	“Our Management”

6.	Executive Compensation	“Executive Compensation”

7.	Certain Relationships and Related Transactions

“Summary”; “Distribution – Our Relationship with Integrated BioPharma after the Distribution”; “Risk Factors – Risks Relating to Ownership of Our Common Stock”; “Management”; “Description of Capital Stock – Anti-Takeover Provisions”; “Relationships Between Our Company and Integrated BioPharma, Inc.”

8.	Legal Proceedings	“Description of Our Business – Legal Proceedings”; “Management’s Discussion and Analysis of Financial Condition and Results of Operations – General Litigation”

9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters	“Summary”; “Description of Distribution”; “Dividend Policy”; “Distribution – Our Relationship with BioPharma after the Distribution”; and “Description of Capital Stock”

10.	Recent Sales of Unregistered Securities	“Description of Capital Stock - Recent Sales”

11.	Description of Registrant’s Securities to be Registered	“Description of Capital Stock”

12.	Indemnification of Directors and Officers	“Management - Indemnification of Directors and Officers ”

13.	Financial Statements and Supplementary Data	“Summary Financial Information”; “Unaudited Pro Forma Financial Statements”; and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”

14.	Changes In and Disagreements with Accountants on Accounting and Financial Matters	None.
15.	Financial Statements and Exhibits

(a)    Financial Statements and Financial Statement Schedules

The following financial statements are included in the Information Statement and filed as a part of this Registration Statement on Form 10:

(1)	Unaudited Pro Forma Financial Statements of InB:Biotechnologies, Inc.;
(2)	Unaudited Pro Forma Financial Statements of Integrated BioPharma, Inc.; and

(3)	Financial Statements of InB:Biotechnologies, Inc.

(b)    Exhibits. The following documents are filed as exhibits hereto:

Exhibit Number	Exhibit Description
3.1	Form of Articles of Incorporation of iBioPharma, Inc.**
3.2	Form of Bylaws of iBioPharma, Inc.**
4.1	Form of Common Stock Certificate.**
8.1	Tax Opinion of Greenberg Traurig, LLP, counsel to the Registrant.**
10.1	Separation and Distribution Agreement, dated as of November 14, 2007, between Integrated BioPharma, Inc. and the Registrant.**
10.2	Form of Indemnification and Insurance Matters Agreement between Integrated BioPharma, Inc. and the Registrant.**
10.3	Form of Transitional Services Agreement between Integrated BioPharma, Inc. and the Registrant.**
10.4	Form of Tax Allocation Agreement between Integrated BioPharma, Inc. and the Registrant.**
10.5	Form of Securities Purchase Agreement between various purchasers and the Registrant. **
10.6	Technology Transfer Agreement, dated as of January 1, 2004, between the Registrant and Fraunhofer USA Center for Molecular Biotechnology, Inc.**
10.7	Non-Standard Navy Cooperative Research and Development Agreement, dated August 17, 2004, between the Registrant and Fraunhofer USA Center for Molecular Biotechnology, Inc. **
10.8	Supply License Agreement, dated as of March 22, 2006, between the Registrant and Mannatech, Inc. **
21.1	List of Subsidiaries - None.
99.1	Information Statement.

*	To be filed by amendment.
**	Previously filed.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

IBIOPHARMA, INC.

By:	/s/ Robert L. Erwin
Robert L. Erwin, President

Dated:     August 12, 2008

5